Exhibit 4.2

Second Joinder Agreement to the Registration Rights Agreement

Each of the undersigned hereby absolutely, unconditionally and irrevocably agrees as a Guarantor (as defined in the Registration Rights Agreement, dated as of June 1, 2011, by and between Kindred Escrow Corp. (now merged with and into Kindred Healthcare, Inc.), a Delaware corporation, and J.P. Morgan Securities LLC, on behalf of itself and the other Initial Purchasers) to be bound by the terms and provisions of such Registration Rights Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Second Joinder Agreement as of September 28, 2011.

CENTRAL ARIZONA HOME HEALTH CARE, INC.
HAVEN HEALTH, LLC
HHS HEALTHCARE CORP.
HOME HEALTH SERVICES, INC.
NP PLUS, LLC
PACIFIC WEST HOME CARE, LLC
PHH ACQUISITION CORP.
PROFESSIONAL HEALTHCARE AT HOME, LLC
PROFESSIONAL HEALTHCARE, LLC
SOUTHERN NEVADA HOME HEALTH CARE, INC.
SOUTHERN UTAH HOME HEALTH, INC.
SOUTHERN UTAH HOME OXYGEN & MEDICAL EQUIPMENT, INC.,

each as a Guarantor

By:	/s/ JOSEPH L. LANDENWICH
	Name:	Joseph L. Landenwich
	Title:	Senior Vice President of Corporate and Legal
Affairs and Corporate Secretary